UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2017

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2017, the Federal Home Loan Bank of Topeka (FHLBank) received non-objection from the Federal Housing Finance Agency regarding amendments to FHLBank’s Benefit Equalization Plan (BEP). The BEP was amended by FHLBank’s board of directors on December 16, 2016, and effective as of January 1, 2017.

The BEP is a non-qualified supplemental executive retirement plan that permits Named Executive Officers and certain other participants in the BEP (referred to as Members) to defer compensation and to receive matching contributions and pension accruals that would otherwise have been made or accrued under FHLBank’s qualified 401(k) plan and defined benefit pension plan but for the limitations imposed by the Internal Revenue Code. The revisions clarify the calculations used for a Member’s deferral elections from incentive and base salary to reflect that deferral calculations are to be made based on each paycheck as opposed to an annual calculation, to allow for a true-up of the employer matching contributions following the end of each calendar year, and clarify timing issues associated with the deferral elections. Further, the revisions change the process for electing the optional form of Pension Benefit payments to no longer allow Members to annually switch between Regular Form payments and an optional form of payment.

The foregoing summary of the BEP is qualified in its entirety by reference to the BEP attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Benefit Equalization Plan, effective January 1, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

January 18, 2017	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, Chief Compliance Officer and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Benefit Equalization Plan, effective January 1, 2017.